Exhibit 99.1

N E W S R E L E A SE

For Immediate Release	One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations	Investor Relations
Alice S. Ericson, 860-403-5946	Naomi Baline Kleinman, 860-403-7100
alice.ericson@phoenixwm.com	pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Provides Second Quarter 2013 Highlights of Unaudited Statutory Results and Estimated Operating Metrics

●	Statutory net gain from operations of $19.0 million

●	Statutory surplus and asset valuation reserve of $789.2 million

●	Estimated risk-based capital ratio of 354%

Hartford, Conn., Aug. 15, 2013 – The Phoenix Companies, Inc. (NYSE:PNX) today provided second quarter 2013 unaudited statutory results for its principal operating subsidiary, Phoenix Life Insurance Company (PLIC), and estimated second quarter 2013 operating metrics.

SECOND QUARTER 2013 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

PLIC today filed its unaudited statutory financial results for the quarter ended June 30, 2013 with the New York Department of Financial Services. The following are highlights from that filing:

●	Statutory net gain from operations was $19.0 million, and statutory net income was $14.9 million for the quarter ended June 30, 2013.
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Statutory surplus and asset valuation reserve was $789.2 million at June 30, 2013 and $922.5 million at Dec. 31, 2012. The statutory surplus and asset valuation reserve at June 30, 2013 reflects the following actions in the first half of 2013:

o	In the first quarter of 2013, PLIC paid a $20 million dividend to the parent holding company.

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Also in the first quarter of 2013, PLIC and its subsidiary, PHL Variable Insurance Company, initiated a hedge to protect surplus against the impact of rising interest rates. The hedge also positions The Phoenix Companies, Inc. to utilize tax benefits related to expiring capital loss carryforwards maintained at the holding company. The transaction decreased statutory surplus by $55.2 million and increased holding company assets by $48.0 million, enhancing liquidity and capital flexibility.

o	A $24.0 million decrease in statutory surplus is due to lower admitted deferred tax assets on the balance sheet of PLIC and its insurance company subsidiaries at June 30, 2013.
o
As a result of the previously announced GAAP restatement process and the statutory and GAAP audits, PLIC’s statutory surplus at June 30, 2013 reflects $(25.9) million of net prior period adjustments made during the six months ended June 30, 2013.

▪	$(35.2) million of net prior period adjustments were recorded in PLIC’s statutory surplus at June 30, 2013, $(4.7) million and $(30.5) million in the first and second quarters of 2013, respectively.

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Net prior period adjustments of $9.3 million in the carrying value of insurance company subsidiaries also are reflected in the change in net unrealized capital gains.  These adjustments were booked in the second quarter of 2013.

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The principal components of the net prior period adjustments are reductions for taxes owed resulting from underreporting of taxable income in prior periods, primarily in partnership investments, a decrease in net investment income, and the establishment of a reserve arising from a 1996 class action lawsuit settlement, partially offset by a decrease in the incurred but not reported claim reserve.

●	Risk-based capital ratio was estimated to be 354% at June 30, 2013.

PLIC’s statutory results are not indicative of, and are not a replacement for, the consolidated GAAP results of The Phoenix Companies, Inc. Variances between PLIC’s statutory financial results and its or The Phoenix Companies, Inc.’s GAAP financial information are likely to be material.

Due to the differences between the statutory and GAAP accounting principles, the statutory adjustments discussed above may not be the same as the adjustments made to the GAAP financial statements as a result of the restatement, and such differences could be material.

SECOND QUARTER 2013 ESTIMATED OPERATING METRICS FOR THE PHOENIX COMPANIES, INC.

The following are currently estimated operating metrics for the second quarter of 2013:

●	Annuity deposits of $176.0 million for the second quarter of 2013.
●	Net annuity flows (deposits less surrenders) of $21.9 million for the second quarter of 2013.
●	Annuity funds under management of $5.2 billion at June 30, 2013.

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●	Life insurance annualized premium of $0.2 million for the second quarter of 2013.
●	Gross life insurance in-force of $108.6 billion at June 30, 2013.
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Second quarter 2013 mortality was favorable compared with expectations. Open block experience was favorable, driven by universal life results, and closed block experience was in line with expectations.

●	Second quarter 2013 total individual life surrenders at an annualized rate of 4.7%, and closed block life policies at an annualized rate of 4.4%.
●	Second quarter 2013 annuity surrenders at an annualized rate of 11.7%.
●	Holding company cash and securities totaled $177.5 million at June 30, 2013.
●	Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), including inter-company revenues, was $0.9 million for the second quarter of 2013.

RESTATEMENT AND FILING OF GAAP FINANCIAL STATEMENTS

Phoenix said the restatement work continues to move forward, and that it intends to provide an update on the restatement within the next 60 days.

As previously reported, Phoenix is restating GAAP financial statements for the years ended December 31, 2011, 2010 and 2009, the interim periods for 2011, and the first and second quarters of 2012 and, as a result, delayed filing its third quarter 2012 Form 10-Q, 2012 Form 10-K, and first and second quarter 2013 Forms 10-Q with the Securities and Exchange Commission (SEC). Phoenix also believes it may not be able to timely file with the SEC its Form 10-Q for the third quarter of 2013.

After Phoenix announced the restatement on November 8, 2012, the company provided updates on the restatement process on March 15, 2013, April 24, 2013, May 22, 2013 and June 28, 2013.

In addition, Phoenix previously reported that the completion of the 2012 audited statutory financial statements of its insurance company subsidiaries would be delayed because they are dependent on substantial completion of the GAAP restatement process, the evaluation of the control environment related to the statutory and GAAP financial statements and the related audit processes, and that the situation remains fluid as additional issues are identified and resolved. The company’s insurance company subsidiaries have received extensions from their respective domiciliary state insurance regulators for filing their 2012 audited statutory financial statements and intend to seek further extensions as required.

Unaudited statutory financial results for the third quarter of 2012, full year 2012, and first and second quarters of 2013 were filed on time with state insurance regulators.

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RELIANCE ON STATUTORY FINANCIAL RESULTS

The company advised that full year 2012 and first and second quarter 2013 unaudited statutory financial results for its insurance company subsidiaries filed with their domiciliary state insurance regulators can continue to be relied upon after taking into consideration the $(25.9) million of net prior period adjustments recorded above. However, that situation can change.

The company noted that there are errors arising from the GAAP restatement process and the statutory and GAAP audits that have been identified, some of which have been quantified while others have not yet been fully assessed and quantified. These errors, along with additional errors that may be identified, could, individually or in the aggregate, materially and adversely impact the 2012 unaudited statutory financial results that have been made publicly available by the company. As a result, the 2012 audited statutory financial statements, when completed, could materially and adversely vary from the unaudited 2012 statutory results. In addition, these errors, along with additional errors that may be identified, could, individually or in the aggregate, materially and adversely impact the unaudited statutory financial results for the first and second quarters of 2013 that have been made publicly available by the company.

ABOUT PHOENIX

Headquartered in Hartford, Connecticut, The Phoenix Companies, Inc. (NYSE:PNX) is a boutique life insurance and annuity company serving customers’ retirement and protection needs through select independent distributors. Its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York.  For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes.  Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to provide updated information about the restatement in the anticipated timeframe, complete the restatement and resume a timely filing schedule with respect to our SEC filings reflecting the restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our consolidated financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the periodic reports that we will have to file with the SEC to reflect the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations”.  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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